Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment #1) of our report dated February 11, 2026, except for Note 10 which is dated April 17, 2026 with respect to the audited financial statements of RF Acquisition Corp II as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and for the period from February 5, 2024 (inception) through December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 17, 2026